Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CELESTIAL DELIGHTS USA CORP.
(Name of small business issuer in its charter)

Nevada	2090
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)

____________________

CELESTIAL DELIGHTS USA CORP.	National Registered Agents, Inc. of NV
11811 N Tatum Blvd, Suite 3031	1000 East William Street, Suite 204
Phoenix, AZ 85028	Carson City, Nevada 89701
(602) 953-7757	(800) 550-6724
(Address and telephone number of registrant's	(Name, address and telephone
executive office)	number of agent for service)

____________________

Copies to:
The Law Office of Conrad C. Lysiak, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[	]	Accelerated Filer	[ ]

Non-accelerated Filer	[	]	Smaller Reporting Company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price Per	Aggregate	Registration Fee
Registered	Registered	Share	Offering Price	[1]
Common Stock by
Selling Shareholders:	4,140,000	$0.01	$41,400	$1.63

Total	4,140,000	$0.01	$41,400	$1.63

[1]		Estimated solely for purposes of calculating the registration fee under Rule 457.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

CELESTIAL DELIGHTS USA CORP.
4,140,000 Shares of Common Stock

     We are registering for sale by selling shareholders 4,140,000 shares of common stock. We will not receive any proceeds from the shares sold by the selling shareholders.

     The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the Financial Industry Regulatory Authority or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

     Our shares of common stock are not traded anywhere.

     Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

       The date of this prospectus is ____________________.

SUMMARY OF OUR OFFERING

Our business

     We were incorporated in the State of Nevada on June 2, 2008. We have a licensing agreement with our president to sell a product line of gourmet oils, vinegars, mustards, sugars, rubs, bread dippers, seasoning salts, chutneys, cook mixes, butters and antipastos. Our president owns the proprietary rights to those products.

     Our administrative office is located at 11811 N Tatum Blvd, Suite 3031, Phoenix, AZ 85028 and our telephone number is (602) 953-7757 and our registered statutory office is located at 1000 East William Street, Suite 204, Carson City, Nevada 89701. Our fiscal year end is June 30. Our mailing address is is 11811 N Tatum Blvd, Suite 3031, Phoenix, AZ 85028.

     Management, or affiliates thereof, will not purchase shares in this offering.

The offering

     Following is a brief summary of this offering:

Securities being offered by selling shareholders	4,140,000 shares of common stock
Offering price per share	$0.01
Net proceeds to us	None
Number of shares outstanding before the offering	11,140,000
Number of shares outstanding after the offering if all of the	11,140,000
shares are sold

Selected financial data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of June 30, 2008
(Audited)
Balance Sheet
Total Assets	$32,703
Total Liabilities	$399
Stockholders Equity	$32,304

Period from
June 2, 2008
(date of inception)
to June 30, 2008
(Audited)
Income Statement
Revenue	$0
Total Expenses	$16,296
Net Loss	$(16,296)

RISK FACTORS

     Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with CELESTIAL DELIGHTS USA CORP.:

     1. If we do not raise at least $40,000 in this public offering, we will have to suspend or cease operations.

     Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. If we do not raise at least $40,000 from this private placement, we will have to suspend or cease operations.

     2. We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

     We were incorporated on June 2, 2008 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $16,296. To achieve and maintain profitability and positive cash flow we are dependent upon:

*	our ability to raise at least $40,000 in this public offering
*	our ability to sell products
*	our ability to generate a profit.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with marketing into a new market. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

     3. Because we are small and do not have much capital, we may have to limit our marketing activity which may result in a lose of your investment.

     Because we are small and do not have much capital, we must limit our activities. As such we will not be able to compete with large entities that market food products. In that event we are unable to attract customers to our product, we will not generate revenues or profits. It that occurs, you will lose your investment.

     4. Because we have only one officer and director who has no formal training in financial accounting and management, who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

     We have only one officer and director. She has no formal training in financial accounting and management, however, she is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. While Ms. Lakhani has no formal training in financial accounting matters, she has been preparing the financial statements with assistance by her bookkeeper that have been audited and reviewed by our auditors and included in this prospectus. When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them. Should she not have sufficient experience, she may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment, however, because of the small size of our expected operations, we believe that she will be able to monitor the controls he will have created and will be accurate in assembling and providing information to investors.

     5. Because Ms. Lakhani has other outside business activities, she will only be devoting 10% of her time, or four hours per week to ours to our operations and as a result, our operations may be sporadic which may result in periodic interruptions or suspensions of our activities.

     Because Neema Lakhani our sole officer and director has other outside business activities, she will only be devoting 10% of her time, or four hours each per week to our operations. As a result, our operations may be sporadic and occur at times which are convenient to Ms. Lakhani. As a result, our operations may be periodically interrupted or suspended.

     6. We operate in a highly competitive industry and we cannot guarantee you that we will ever achieve any level of success in competing for clients with other food distributors.

     The food industry is very competitive. We are part of that industry. We are at a competitive disadvantage in attracting clients due to our very small size and limited scope of our products. In addition, there is not a significant barrier to entry by competitors. Our competitors are larger and more diversified than we are and have greater financial resources. We cannot predict the degree of success, if any, with which we will meet competition in the future.

     7. We do not own any patents, trademarks or copyrights covering our product.

     We do not own any patents, trademarks or copyrights. We do not know if we are or will be infringing on any patents, copyrights or trademarks. If we infringe on any patents, trademarks or copyrights we will be liable for damages and may be enjoined from conducting our proposed business. Further, because we have no patent or copyright covering our product, someone could use the information and compete with us and we will have no recourse against him.

     8. We may need additional capital which we may not be able to obtain on acceptable terms. Any inability to raise additional capital when needed could adversely affect our ability to grow.

     Our future capital requirements depend on a number of factors, including our ability to grow, our net sales, and the management of our business. If we are to substantially grow, it is likely we will need to raise additional capital, possibly through the issuance of long-term or short-term indebtedness or the issuance of equity securities in private or transactions. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our existing shareholders will be reduced and those shareholders will experience dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. We cannot assure you that acceptable financing can be obtained on suitable terms, if at all.

     9. Since our headquarters are located in Canada and most of our assets and key personnel are located in Canada, you may not be able to enforce any United States judgment for claims you may bring against us, our assets, our key personnel or the experts named in this prospectus.

     While we are organized under the laws of State of Nevada, our headquarters and sole officer and director are located outside the United States. As a result, it may be impossible for you to affect service of process within the United States upon us or these persons or to enforce against us or these persons any judgments in civil and commercial matters, including judgments under United States federal securities laws. In addition, a Canadian court may not permit you to bring an original action in Canada or to enforce in Canada a judgment of a U.S. court based upon civil liability provisions of U.S. federal securities laws.

     10. If sole officer and director resigns or dies without having found replacements our operations will cease. If that should occur, you could lose your investment.

     We have one officer and director. We are entirely dependent upon her to conduct our operations. If she should resign or die there will be no one to operate us. Further, we do not have key man insurance. If that should occur, until we find others to conduct our operations, we will suspend our operations or cease operating entirely. In that event it is possible you could lose your entire investment.

     11. Because our sole officer and director, who is also a promoter, will own more than 50% of the outstanding shares after this private placement, she will retain control of us and will be able to decide who will be directors and you will not be able to elect any directors which could decrease the price and marketability of the shares.

     Neema Lakhani owns 7,000,000 shares of our common stock and will continue to control us. As a result, Lakhani will be able to elect all of our directors and control our operations.

     12. Because there is no public trading market for our common stock, you may not be able to resell your stock.

     There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

     13. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

     Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of common stock in this offering.  All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

DETERMINATION OF OFFERING PRICE

     The price of the shares has been determined by our board of directors. We selected the $0.01 price for the sale of our shares of common stock. Currently there is no market for the shares and we wanted to give our shareholders the ability to sell their shares for the price they paid us. If our shares are listed for trading on the Bulletin Board, the price of the shares will be established by the market.

DILUTION

     Since all of the shares of common stock being registered are already issued and outstanding, no dilution will result from this offering.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

     There are forty-six selling shareholders. They may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

     The sales price to the public is fixed at $0.01 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the Financial Industry Regulatory Authority or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

     The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

     We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock, estimated to be $30,000. The selling shareholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;

     2. Furnish each broker or dealer through which common stock may be offered, such as copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

     There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

     Of the 11,140,000 shares of common stock outstanding as of June 30, 2008, 7,000,000 are owned by Neema Lakhani, our sole officers and director and may only be resold pursuant to this registration statement or in compliance with Rule 144 of the Securities Act of 1933.

     We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Section 15(g) of the Exchange Act

     Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $7,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

     Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

     Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

     Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

     Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

     The application of the penny stock rules may affect your ability to resell your shares.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

     We are a start-up corporation and have not yet realized any revenues from our business activities.

     Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing and selling our line of products. Accordingly, we must raise cash from sources other than the sale of our product line. Our only other source for cash at this time is investment by others in our complete private placement. The cash we raised will allow us to stay in business for at least one year. Our success or failure will be determined by our sales and marketing efforts.

     To meet our need for cash we raised money from our private placement. If it turns out that we do not have enough money to continue operating, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others.

     Our sole officer and director is unwilling to make any commitment to loan us any money at this time. At the present time, we have not made any arrangements to raise additional cash. If we need additional cash and can't raise it, we will either have to suspend activities until we do raise the cash, or cease activities entirely. Other than as described in this paragraph, we have no other financing plans.

     We will not be conducting research nor are we going to buy or sell any plant or significant equipment during the next twelve months.

     We do not intend to hire additional employees at this time. We will hire additional employees on as needed basis. Our initial need for employees will be to process orders in the event sufficient order flow is established.

Milestones

     Our milestones over the next twelve months are:

     1. Retain a website developer create a state of the art website to promote our products. We expect to spend $500 to $10,000 for the website which will include graphics and links from our site.

     2. Marketing and advertising will be focused on promoting our website and products. The advertising campaign may also include the design and printing of various sales material. We intend to market our website through traditional sources such as advertising in magazines, billboards, telephone directories and preparing and sending out flyers and mailers both through the regular mail and via email. Advertising and promotion will be an ongoing effort but the initial cost of developing the campaign is estimated to cost between $15,000 to $35,000.

     We anticipate that we will generate revenues as soon as we are able to offer products for sale on our website. We anticipate this occurring in the next 60 days.

Limited Operating History; Need for Additional Capital

     There is no historical financial information about us upon which to base an evaluation of our performance. We are start-up corporation and have not generated any revenues from activities. We cannot guarantee we will be successful in our business activities. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, and possible cost overruns due to price and cost increases in services.

     To become profitable and competitive, we must find customers and sell our products.

     In the event we need additional funds for operations, we have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our activities. Equity financing could result in additional dilution to existing shareholders.

Results of Activities

From Inception on June 2, 2008

     We were incorporated on June 2, 2008. We executed our licensing agreement with Ms. Lakhani, our president, completed a private placement of securities and raised $41,400, retained a lawyer and prepared this registration statement.

Liquidity and Capital Resources

     As of the date of this prospectus, we have yet to generate any revenues from our business activities.

     We issued 7,000,000 shares of common stock through a private placement pursuant to Regulation S of the Securities Act of 1933 to Neema Lakhani, our sole officer and director on June 2, 2008 in consideration of $7,000. Ms. Lakhani is a non-US persons and all transactions closed outside the United States of America. This was accounted for as a purchase of shares of common stock.

     In June 2008, we completed a private placement of 4,140,000 restricted shares of common stock pursuant to Reg. S of the Securities Act of 1933 and raised $41,400. All of the shares were sold to non-US persons and all transactions closed outside the United States of America. This was accounted for as a purchase of shares of common stock.

     As of June 30, 2008, our total assets were $32,703 and our total liabilities were $399.

BUSINESS

General

     We were incorporated in the State of Nevada on June 2, 2008. We have a licensing agreement with our president to sell a product line of gourmet oils, vinegars, mustards, sugars, rubs, bread dippers, seasoning salts, chutneys, cook mixes, butters and antipastos in the US. Our president owns the proprietary rights to those products.

     Our administrative office is located at 11811 N Tatum Blvd, Suite 3031, Phoenix, AZ 85028 and our telephone number is (602) 953-7757 and our registered statutory office is located at 1000 East William Street, Suite 204, Carson City, Nevada 89701. Our fiscal year end is June 30. Our mailing address is 11811 N Tatum Blvd, Suite 3031, Phoenix, AZ 85028.

     We have not generated any revenues and the only operation we have engaged in is the development of a business plan. We maintain our statutory registered agent's office at 1000 East William Street, Suite 204, Carson City, Nevada 89701.

     We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change. We have not begun operations and will not begin operations until we have completed this offering. Our plan of operation is prospective and there is no assurance that we will ever begin operations.

Products Description

     We intend to market and sell a product line of gourmet oils, vinegars, mustards, sugars, rubs, bread dippers, seasoning salts, chutneys, cook mixes, butters and antipastos licensed to us by our president. The proprietary rights to the products are owned by Neema Lakhani, our president. The receipes are original and are a secret.

     In particular the products are:

     Mustards
     Oils
     Vinegars
     Bread Dippers
     Grapeseed Oils
     Rubs
     Seasoning Salts
     Antipasto
     Chutneys
     Cookie/Brownie Mixes
     Apple Butters

     The products are labeled and carry the trade name “Celestial Delights”.

License

     We operate under a license with our president, Neema Lakhani. The term of the license is from July 2, 2008 to July 2, 2010. Our license is an exclusive in the United States of America. Under the license we have a right to sell the products in the United States of America. We may not alter or modify the packaging used for the products except of comply with state and federal laws. In all published versions of the products, we are required to place a copyright notice showing that the owner of the products is Ms. Lakhani. The consideration for the license is a promise to pay Ms. Lakhani 10% of all gross sales proceeds plus $8,000, which has already been paid.

     We have the right to promote and market the products in a manner determined by us within the United States of America. Any and all promotional materials developed by us will be the sole property of Ms. Lakhani.

     Our license may be terminated by us or by Ms. Lakhani upon 120 days notice in writing.

Distribution

     Ms. Lakhani, individually, is responsible for the products being packaged. We will distribute the products we sell by direct shipment from her facilities in Whitby, Ontario.

Patents, Trademarks and Copyrights

     We do not own any patents, trademarks or copyrights. We do not know if we are or will be infringing on any patents, copyrights or trademarks. If we infringe on any patents, trademarks or copyrights we will be liable for damages and may be enjoined from conducting our proposed business. Further, because we have no patent or copyright covering our product, someone could use the information and compete with us and we will have no recourse against him.

Website

     We are in the process of designing our website. We have reserved the domain name, www.celestialdelightsUSA.com. We intend to hire a designer to develop our website. We believe the cost will be between $500 and $10,000 depending on the sophistication thereof. We have not selected a designer as of the date hereof.

     We intend to sell our products on our website and process orders by credit card payments thereon. To ensure the security of transactions occurring over the Internet, U.S. federal regulations require that any computer software used within the United States contain a 128-bit encoding encryption, while any computer software exported to a foreign country contain a 40-bit encoding encryption. There is uncertainty as to whether the 128-bit encoding encryption required by the U.S. is sufficient security for transactions occurring over the Internet. Accordingly, there is a danger that any financial (credit card) transaction via the Internet will not be a secure transaction. Accordingly, risks such as the loss of data or loss of service on the Internet from technical failure or criminal acts are now being considered in the system specifications and in the security precautions in the development of the website. There is no assurance that such security precautions will be successful.

     The Internet is a world-wide medium of interconnected electronic and/or computer networks. Individuals and companies have recently recognized that the communication capabilities of the Internet provide a medium for not only the promotion and communication of ideas and concepts, but also for the presentation and sale of information, goods and services.

Convenient Shopping Experience

     Our online store will provide customers with an easy-to-use web site. The website will be available 24 hours a day, seven days a week and will be reached from the shopper's home or office. Our online store will enable us to deliver our products to customers in rural or other locations that do not have convenient access to physical stores.

Customer Service

     We intend to provide a customer service department via email where consumers can resolve questions about our products. Furthermore, we will insure consumer satisfaction by offering a money back guarantee.

Online Retail Store

     We intend to design our Internet store to be a place for individual consumers to purchase our products.

Shopping at our Online Store

     We believe that the sale of our products on the Internet can offer attractive benefits to consumers. These include enhanced selection, convenience, quality, and ease-of-use, depth of content and information, and competitive pricing. Key features of our online store will include:

Browsing

     Our online store will offer consumers several subject areas and special features arranged in a simple, easy-to-use format intended to enhance product ordering. By clicking on a category names, the consumer will move directly to the home page of the desired category and can view promotions and other featured products.

Selecting a Product and Checking Out

     To purchase products, consumers will simply click on the "add to cart" button to add a number of products to the shopping cart. To execute orders, consumers click on the "checkout" button and, depending upon whether the consumer has previously shopped at our online store, are prompted to supply shipping details online. We will also offer consumers a variety of shipping options during the checkout process. Prior to finalizing an order by clicking the "submit" button, consumers will be shown their total charges along with the various options chosen at which point consumers still have the ability to change their order or cancel it entirely.

Paying

     To pay for orders, a consumer must use a credit card or Paypal, which is authorized during the checkout process. Charges are assessed against the card when the order is placed. Our online store will use a security technology that works with the most common Internet browsers and makes it virtually impossible for unauthorized parties to read information sent by our consumers.

     We offer our customers a full refund for any reason if the customer returns products within thirty days from the date of sale in the same condition it was sold to the customer. After thirty days, we will not refund any money to a customer.

Competition

     The electronic commerce market is intensely competitive. The market for information resources is more mature but also intensely competitive. We expect competition to continue to intensify in the future. Competitors include companies with substantial customer bases in the computer and other technical fields. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, and support, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

Marketing

     We intend to market our products on our website and through traditional sources such as magazines, newspapers, telephone directories and flyers/mailers in the United States. We may utilize inbound links that connect directly to our website from other sites. Potential customers can simply click on these links to become connected to our website from search engines and community and affinity sites.

Insurance

     We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us which could cause us to cease operations.

Employees; Identification of Certain Significant Employees

     We are a development stage company and currently have no employees, other than our sole officer and director. We intend to hire additional employees on an as needed basis.

Offices

     Our administrative office is located at 11811 N Tatum Blvd, Suite 3031, Phoenix, AZ 85028 and our telephone number is (602) 953-7757. We do not pay any rent to Ms. Lakhani and there is an agreement to pay $75.00 a month in rent.

Government Regulation

     We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. However, the Internet is increasingly popular. As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties. We will not provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products.

     We are not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, and import and export matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs. In addition, because our services are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. We are qualified to do business only in Nevada. Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

     Other than the foregoing, no governmental approval is needed for the sale of products.

MANAGEMENT

Officers and Directors

     Our directors serves until her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The name, age and position of our officers and directors are set forth below:

Name	Age	Position Held

Neema Lakhani	45	President, Principal Executive Officer, Secretary,
1621 McEwen Drive, Unit 21		Treasurer, Principal Financial Officer, Principal
Whitby, Ontario		Accounting Officer, and a member of the Board of
Canada L1N 9A5		Directors.

     Ms.Lakhani will serve until our next annual meeting of the stockholders. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Background of our Officers and Directors

     Neema Lakhani has been our president, principal executive officer, secretary, treasurer, principal financial officer, principal accounting officer, and member of our board of directors since our inception on June 2, 2008.

     Neema Lakhani, age 45, was former Secretary and Director of Montagu Resources Corporation, a publicly traded Company on the OTCBB stock exchange. Her Tenure at Montague Resources was from November 2005 to June 2007. Montagu Resources was a mining company incorporated in the state of Nevada. At present, Neema has also been the sole owner, President, and Director of Celestial Delights, a Gourmet Food Company. The company was started in April 1996, selling primarily to a wholesale market and producing high quality flavored Oils, Vinegars, Mustards and Apple Butters. A new line of Infused Wine Vinegars is in development. For the past seven years she has steered the company into a lucrative retail market and continues to showcase her company and products at the largest retail and wholesale shows across Canada and throughout the history of the Company it has won several awards for its products.

     During the past five years, Ms. Lakhani has not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which Ms. Lakhani was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Lakhani’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert

     We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

     There are no conflicts of interest.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by us for the last three fiscal years ending June 30, 2008 for each or our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

EXECUTIVE OFFICER COMPENSATION TABLE

						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Neema Lakhani	2008	0	0	0	0	0	0	0	0
President, Secretary,	2007	0	0	0	0	0	0	0	0
Treasurer	2006	0	0	0	0	0	0	0	0

     We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

     The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

     There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

     Members of our board of directors are not compensated for their services as directors. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

DIRECTOR’S COMPENSATION TABLE

Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Neema Lakhani	2008	0	0	0	0	0	0

Long-Term Incentive Plan Awards

     We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

     Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL AND SELLING SHAREHOLDERS

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

			Number of	Percentage of
		Percentage of	Shares After	Ownership After the
	Number of	Ownership	Offering	Offering Assuming all
Name and Address	Shares	Before the	Assuming all of	of the Shares are Sold
Beneficial Owner [1]	Before the	Offering	the Shares are
	Offering		Sold

Neema Lakhani	7000000	62.84%	7000000	62.84%
1621 McEwen Drive #21
Whitby, Ontario, Canada
L1N 9A5

All officers and directors	7000000	62.84%	7000000	62.84%
as group (1 persons)

[1 ]	The persons named above may be deemed to be a "parent" and "promoter" of our company.
Ms. Lakhani is our only promoter.

Securities authorized for issuance under equity compensation plans.

     We have no equity compensation plans.

Selling Shareholders

     The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares.

				Percentage
				of shares
				owned after the
	Total number of	Percentage of	Number of	offering assuming
	shares owned	shares owned	shares being	all of the share are
Name	prior to offering	Prior to Offering	offered	sold in the offering
Barnes, Janet	90000	0.008%	90000	0.0%
Barnett, Juilett	90000	0.008%	90000	0.0%
Barnett, Evrol	90000	0.008%	90000	0.0%
Bent, Junior	90000	0.008%	90000	0.0%
Brown, George	90000	0.008%	90000	0.0%
Brown, Keniel	90000	0.008%	90000	0.0%
Brown, Frances	90000	0.008%	90000	0.0%
Buchanan, Christine	90000	0.008%	90000	0.0%
Campbell, Marjorie	90000	0.008%	90000	0.0%
Campbell, Veronica	90000	0.008%	90000	0.0%
Coombs, Michelle	90000	0.008%	90000	0.0%
Dacosta, Radcliffe	90000	0.008%	90000	0.0%
Dawson - Young, Jaffia	90000	0.008%	90000	0.0%
Dwyer, Michelle	90000	0.008%	90000	0.0%
Edwards, Pauline	90000	0.008%	90000	0.0%
Edwards, Artnell	90000	0.008%	90000	0.0%
Graham, Michael	90000	0.008%	90000	0.0%
Grant, Michelle	90000	0.008%	90000	0.0%
Grant, Carolyn	90000	0.008%	90000	0.0%
Hanniford, Sean	90000	0.008%	90000	0.0%
Harvey, Roxann	90000	0.008%	90000	0.0%
Henry, Owen	90000	0.008%	90000	0.0%
Hoilett, Simone	90000	0.008%	90000	0.0%
Jeffrey, Christine	90000	0.008%	90000	0.0%
Johnson, Sylvester	90000	0.008%	90000	0.0%
Johnson, Brian	90000	0.008%	90000	0.0%
Latouche, Althia	90000	0.008%	90000	0.0%
Lawes, Goodfrey	90000	0.008%	90000	0.0%
Mckenzie, Craig	90000	0.008%	90000	0.0%
Morris Wilson, Sharon	90000	0.008%	90000	0.0%
P. Martin, Kayon	90000	0.008%	90000	0.0%
Rose, Kundalini	90000	0.008%	90000	0.0%
Samules, Hughett	90000	0.008%	90000	0.0%
Scott, Patrick	90000	0.008%	90000	0.0%
Simpson, Lileth	90000	0.008%	90000	0.0%
Smith, Jennifer	90000	0.008%	90000	0.0%
Thomas, Ridmark	90000	0.008%	90000	0.0%
Ward, Johnathan	90000	0.008%	90000	0.0%
Williams, Althea	90000	0.008%	90000	0.0%
Williams, Melovan	90000	0.008%	90000	0.0%
Williams, Ronald	90000	0.008%	90000	0.0%
Williams, Maxine	90000	0.008%	90000	0.0%
Williams, Luthan	90000	0.008%	90000	0.0%

Williamson, Micha	90000	0.008%	90000	0.0%
Wilson, Khrishna	90000	0.008%	90000	0.0%
Young, David	90000	0.008%	90000	0.0%

Total	4140000	37.16%	4140000	0.0%

     Other than investing money with us, the foregoing selling security holders have had no material relationship with us during the last three years.

     All of persons named as selling security holders exercise voting and/or dispositive powers with respect to the securities to be offered for resale by our selling security holders.

     No selling shareholder is an affiliate of a registered broker dealer.

     The following is a summary of the issuances of all shares pursuant to Reg. S of the Act.

a)

On June 2, 2008, we issued 7,000,000 shares of common stock to Neema Lakhani, one of our officers and directors in consideration of $0.001 per share or a total of $7,000. We issued the foregoing restricted shares of common stock pursuant to the exemption from registration contained in Reg. S of the Securities Act of 1933. The transaction took place outside the United States of America and Ms.Lakhani is a non-US person.

b)

In June 2008, we issued 4,140,000 shares of common stock to forty individuals in consideration of $0.01 per share or a total of $41,400. The 4,140,000 shares so issued are being registered in this offering. The foregoing 4,140,000 shares of common stock were issued as restricted securities pursuant to Reg. S of the Securities Act of 1933 in that all of the sales took place outside the United States of America with non-US persons.

Future Sales of Shares

     A total of 11,140,000 shares of common stock are issued and outstanding. Of the 11,140,000 shares outstanding, all are restricted securities as defined in Rule 144 of the Securities Act of 1933. 4,140,000 are being offered for resale by the selling shareholders described above.

     Shares purchased in this offering will be immediately resalable without any restriction of any kind.

DESCRIPTION OF SECURITIES

Common Stock

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

     All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 37.16% of our outstanding shares.

Cash dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

     We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-takeover provisions

     There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

     Our stock transfer agent for our securities will be Holladay Stock Transfer,2939 N 67th Pl # C, Scottsdale, Arizona 85251. Its telephone number is (480) 481-3940.

CERTAIN TRANSACTIONS

     On June 2, 2008, we issued a total of 7,000,000 shares of restricted common stock to Neema Lakhani, our sole officer and director in consideration of $7,000.

     On July 2, 2008 we entered into a licensing agreement license with our president, Neema Lakhani. The term of the license is from July 2, 2008 to July 2, 2010. Our license is an exclusive in the United States of America. Under the license we have a right to sell the products in the United States of America. We may not alter or modify the packaging used for the products except of comply with state and federal laws. In all published versions of the products, we are required to place a copyright notice showing that the owner of the products is Ms. Lakhani. The consideration for the license is a promise to pay Ms. Lakhani 10% of all gross sales proceeds plus $8,000, which has already been paid. We have the right to promote and market the products in a manner determined by us within the United States of America. Any and all promotional materials developed by us will be the sole property of Ms. Lakhani. Our license may be terminated by us or by Ms. Lakhani upon 120 days notice in writing.

     Further, Ms. Lakhani has advanced funds to us for some of our incorporation needs. As of June 30, 2008, Ms.Lakhani advanced us $399. There is no due date for the repayment of the funds advanced by Ms. Lakhani. Ms.Lakhani will be repaid from revenues or operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Ms. Lakhani does not bear interest. There is no written agreement evidencing the advancement of funds by Ms.Lakhani or the repayment of the funds to Ms. Lakhani. The entire transaction was oral.

     We use 200sqft of space at Ms. Lakhani’s home for our office. We use the space rent free.

LITIGATION

     We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

     Our financial statements for the period from inception to June 30, 2008, included in this prospectus have been audited by Michael T. Studer, CPA, P.C., 18 East Sunrise Highway, Suite 311, Freeport, New York 11520, telephone number (516) 378-1000, as set forth in its report included in this prospectus. Its report is given upon its authority as experts in accounting and auditing.

LEGAL MATTERS

     The Law Office of Conrad C. Lysiak, P.S., 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 has passed on the legality of the shares being offered for resale by the selling shareholders name in this registration statement.

FINANCIAL STATEMENTS

     Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm registered with the Public Company Accounting Oversight Board.

     Audited financial statements for the period ended June 30, 2008 follows:

REPORT OF REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Celestial Delights USA Corp.

I have audited the accompanying balance sheet of Celestial Delights USA Corp. (the Company), a development stage company, as of June 30, 2008 and the related statements of operations, stockholders’ equity, and cash flows for the period June 2, 2008 (date of inception) to June 30, 2008. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Celestial Delights USA Corp., a development stage company, as of June 30, 2008 and the results of its operations and its cash flows for the period June 2, 2008 (date of inception) to June 30, 2008 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MICHAEL T. STUDER CPA P.C.
Michael T. Studer CPA P.C.

Freeport, New York
September 8, 2008

Celestial Delights USA Corp.
(A Development Stage Company)
Balance Sheet

June 30,
2008

ASSETS
Current Assets
Cash	$32,553
Prepaid expenses	150
Total Current Assets	32,703
Total Assets	$32,703

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities

Accounts payable and accrued liabilities	$-
Due to related party	399
Total current liabilities	399
Stockholders' Equity

Preferred stock, $0.00001 par value
authorized 100,000,000 shares,
none issued	-
Common stock, $0.00001 par value;
authorized 100,000,000 shares,
issued and outstanding 11,140,000 shares	111
Additional paid-in capital	48,489
Deficit accumulated during the exploration stage	(16,296)
Total stockholders' equity (deficiency)	32,304
Total Liabilities and Stockholders' Equity (Deficiency)	$32,703

See notes to financial statements.

Celestial Delights USA Corp.
(A Development Stage Company)
Statement of Operations

Period June 2,
2008 (Inception)
to June 30, 2008

Revenue	$-
Total Revenue	-

Cost and expenses
General and administrative	16,296
Total Costs and Expenses	16,296
Net Loss	$(16,296)

Net Loss per share
Basic and diluted	$(0.00)

Number of common shares used to compute net loss per share
Basic and Diluted	7,148,000

See notes to financial statements.

Celestial Delights USA Corp.
(A Development Stage Company)
Statement of Stockholders' Equity
For the period June 2, 2008 (Inception) to June 30, 2008

				Deficit
				Accumulated
	Common Stock, $0.00001 Par		Additional	During the	Total
	Value		Paid-in	Exploration	Stockholders'
	Shares	Amount	Capital	Stage	Equity
Sales of Common stock;
- June 2, 2008 at $0.001	7,000,000	$70	$6,930	$-	$7,000
- June 30, 2008 at $0.01	4,140,000	41	41,359	-	41,400
Donated expenses	-	-	200	-	200
Net loss for the period June 2, 2008
(inception) to June 30, 2008	-	-	-	(16,296)	(16,296)
Balance-June 30, 2008	11,140,000	111	48,489	(16,296)	32,304

See notes to financial statements.

Celestial Delights USA Corp.
(A Development Stage Company)
Statement of Cash Flows

Period June 2,
2008 (Inception)
to June 30, 2008
Cash Flows from Operating Activities
Net loss	$(16,296)
Adjustments to reconcile net loss to net cash
provided by (used for) operating activities:
Donated expenses	200
Changes in operating assets and liabilities:
Prepaid expenses	(150)
Net cash provided by (used for) operating activities	(16,246)

Cash Flows from Financing activities
Increase (decease) in due to related party	399
Proceeds from sales of common stock	48,400
Net cash provided by (used for) financing activities	48,799

Increase (decrease) in cash	32,553
Cash, beginning of period	-

Cash, end of period	$32,553

Supplemental Disclosures of Cash Flow Information:
Interest paid	$-
Income taxes paid	$-

See notes to financial statements.

Celestial Delights USA Corp.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
June 30, 2008

Note 1. Organization and Business Operations

Celestial Delights USA Corp. (“the Company”) was incorporated in the State of Nevada on June 2, 2008. The Company plans to market and distribute a unique line of gourmet flavoured oils, vinegars, mustards, rubs, antipastos, and sugars for sale to specialty retail stores and gift basket markets.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at June 30, 2008, the Company had cash of $32,553 and accumulated losses of $16,296 since inception. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 2. Summary of Significant Accounting Policies

a)	Basis of Presentation

The Company has been presented as a “development stage Company” in accordance with Statement of Financial Accounting Standards (“SFAS”) No.7, “Accounting and Reporting by Development Stage Enterprises”. These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year end is June 30.

b)	Use of Estimates

The preparation of these financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company regularly evaluates estimates and assumptions related to donated services and deferred income tax valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Celestial Delights USA Corp.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
June 30, 2008

c)	Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible securities using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

d)	Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. For the period June 2, 2008 (inception) to 30, 2008, the Company has had mo other items (than net loss) that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

e)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

f)	Financial Instruments

The fair values of the Company’s financial instruments, consisting of cash, accounts payable and accrued liabilities and due to related party, approximate their carrying values due to the immediate or short-term maturity of the financial instruments. Management is of the opinion that the Company is not exposed to significant interest, currency, or credit risks arising from its financial instruments.

g)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Celestial Delights USA Corp.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
June 30, 2008

h)	Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 “Foreign Currency Translation”, using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

i)	Revenue Recognition

The Company will recognize revenue from the sale of gourmet seasonings in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 (“SAB 104”), “Revenue Recognition in Financial Statements.” Revenue will be recognized when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability is reasonably assured.

j)	Recent Accounting Pronouncements

Certain accounting pronouncements have been issued by the FASB and other standard setting organizations which are not yet been adopted by the Company. The impact on the Company’s financial position and results of operations from adoption of these standards is not expected to be material.

Note 3. Related Party Transactions

On June 2, 2008, the Company issued 7,000,000 shares of common stock to the President of the Company at $0.001 per share for cash proceeds of $7,000.

As at June 30, 2008, the Company is indebted to the President of the Company for $399. This amount is unsecured, non-interest bearing and has no terms of repayment.

The Company receives services from its president at no cost to the Company. For accounting purposes, the estimated fair value of these donated services ($200 per month for the services) is included in general and administrative expenses and additional paid-in capital is increased by the same amounts. For the period June 2, 2008 (date of inception) to June 30, 2008, the Company expensed $200 in general and administrative expenses.

Note 4. Common Stock

On June 2, 2008, the Company issued 7,000,000 shares of common stock to the President of the Company at $0.001 per share for cash proceeds of $7,000.

Celestial Delights USA Corp.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
June 30, 2008

On June 30, 2008, the Company issued a total of 4,140,000 shares of common stock to 46 investors at $0.01 per share for cash proceeds of $41,400.

At June 30, 2008, the Company had no stock option plan, warrants or other dilutive securities outstanding.

The Company plans to file a registration statement to register 4,140,000 shares of common stock held by certain stockholders (the “selling stockholders”) of the Company. The Company will not receive any proceeds from any sales of such shares.

Note 5. Income Taxes

The provision for (benefit from) income taxes differs from the amount computed by applying the statutory United States federal income tax rate of 35% to income (loss) before income taxes. The sources of the difference follow:

Period June 2, 2008
(Inception) to
June 30, 2008

Expected tax at 35%	$(5,704)
Permanent Differences	70
Increase in valuation allowance	5,634
Income tax provision	$-

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred income taxes arise from temporary differences in the recognition of income and expenses for financial reporting and tax purposes. The significant components of deferred income tax assets and liabilities at June 30, 2008 are as follows:

June 30,
2008

Net operating loss carryforword	$5,634
Valuation allowance	(5,634)
Net deferred tax assets	$-

Celestial Delights USA Corp.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
June 30, 2008

Based on management’s present assessment, the Company has not yet determined it to be more likely than not that a deferred tax asset of $5,634 at June 30, 2008 attributable to the future utilization of the net operating loss carryforward of $16,096 will be realized. Accordingly, the Company has provided a 100% allowance against the deferred tax asset in the financial statements. The Company will continue to review this valuation allowance and make adjustments as appropriate. The net operating loss carryforward expires $16,096 in 2028.

Current United States income tax laws limit the amount of loss available to offset against future taxable income when a substantial change on ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

Note 6. Subsequent Event

On July 2, 2008, the Company (the “Licensee”) entered into a Product License Agreement (“Agreement”) with Celestial Delights, a sole proprietorship Company located at Ontario, and Neema Lakhani (Principal and together with Celestial Delight, the “Licensor”) pursuant to which the Company agreed to license the exclusive rights to market and distribute, in the United States, a line of gourmet seasonings owned by the Licensor. The initial term of the Agreement is for two years, and is renewable at the sole option of the Licensor for two additional two-year terms upon 30 days written notice. The Agreement may be further extended upon mutual agreement by both parties. The Company is to pay $8,000 for the right to market, promote and distribute the gourmet seasonings, and is to pay a royalty of ten percent (10%) of all gross sales for products licensed. Ms. Lakhani is the chief executive officer of the Company.

     Until _______________________, 2008, ninety (90) days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$1.63
Printing Expenses	200.00
Accounting Fees and Expenses	4098.37
Legal Fees and Expenses	25000.00
Blue Sky Fees/Expenses	500.00
Transfer Agent Fees	200.00
TOTAL	$30000.00

ITEM 14.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1	Article 3 of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.
2	Article X of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.
3	Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 15.      RECENT SALES OF UNREGISTERED SECURITIES.

     Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as follows:

a)

On June 2, 2008, we issued 7,000,000 shares of common stock to Neema Lakhani, our sole officer and director in consideration of $0.001 per share or a total of $7,000. We issued the foregoing restricted shares of common stock pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933. The transaction took place outside the United States of America and Ms.Lakhani is a non-US person.

b)

In June 2008 we sold 4,140,000 shares of common stock to 46 individuals in consideration of $0.01 per share or a total of $41,400. The 4,140,000 shares so issued are being registered in this offering. The foregoing 4,140,000 shares of common stock were issued as restricted securities pursuant to Reg. S of the Securities Act of 1933 in that all of the sales took place outside the United States of America with non-US persons.

ITEM 16.      EXHIBITS.

     The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of The Law Office of Conrad C. Lysiak, P.S. regarding the legality of the
Securities being registered.
10.1	Licensing Agreement with Neema Lakhani.
23.1	Consent of Michael T. Studer, CPA, P.C.
23.2	Consent of The Law Office of Conrad C. Lysiak, P.S.

ITEM 17.      UNDERTAKINGS.

A.	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

		(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

		(c)	include any additional or changed material information with respect to the plan of distribution.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

	(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.

To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.	The undersigned Registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form S-1 Registration Statement and has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Whitby, Ontario, Canada on this 11th of September, 2008.

CELESTIAL DELIGHTS USA CORP.

BY: NEEMA LAKHANI
Neema Lakhani
President, Principal Executive Officer, Secretary,
Treasurer, Principal Financial Officer, Principal
Accounting Officer

     Pursuant to the requirements of the Securities Act of 1933, this Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

NEEMA LAKHANI	President, Chief Executive Officer, Secretary,	September 11, 2008
Neema Lakhani	Treasurer, Principal Financial Officer,
Principal Accounting Officer, and sole
member of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of The Law Office of Conrad C. Lysiak, P.S. regarding the legality of the securities being registered.
10.1	Licensing Agreement with Neema Lakhani.
23.1	Consent of Michael T. Studer, CPA, P.C.
23.2	Consent of The Law Office of Conrad C. Lysiak, P.S.